Exhibit 99.1

FOR IMMEDIATE RELEASE
ATTENTION: FINANCIAL AND BUSINESS EDITORS

Contact:	Martin A. Dietrich, CEO
Michael J. Chewens, CFO
NBT Bancorp Inc.
52 South Broad Street
Norwich, NY 13815
607-337-6119

NBT BANCORP INC. ANNOUNCES ANNUAL EARNINGS OF $57.4 MILLION AND SECOND HIGHEST EARNINGS IN COMPANY’S HISTORY AT $1.66; DECLARES CASH DIVIDEND

NORWICH, NY (January 24, 2011) – NBT Bancorp Inc. (NBT) (NASDAQ: NBTB) reported today net income per diluted share for the year ended December 31, 2010 was $1.66 per share, as compared with $1.53 per share for the year ended December 31, 2009.  Return on average assets and return on average equity were 1.05% and 10.92%, respectively, for the year ended December 31, 2010, compared with 0.96% and 10.90%, respectively, for the year ended December 31, 2009.  Net interest margin (on a fully taxable equivalent basis (“FTE”)) was 4.15% for the year ended December 31, 2010, up 11 basis points (“bp”) from 4.04% for the year ended December 31, 2009.  Net income for the year ended December 31, 2010 was $57.4 million, up $5.4 million, or 10.4%, from the year ended December 31, 2009.

Net income per diluted share for the three months ended December 31, 2010 was $0.42, as compared with $0.40 per share for the three months ended December 31, 2009.  Annualized return on average assets and return on average equity were 1.05% and 10.68%, respectively, for the three months ended December 31, 2010, compared with 1.00% and 10.92%, respectively, for the three months ended December 31, 2009.  FTE net interest margin was 4.09% for the three months ended December 31, 2010, down 6 bp from 4.15% for the three months ended December 31, 2009.  Net income for the three months ended December 31, 2010 was $14.4 million, up $0.6 million, or 4.6%, from $13.8 million for the fourth quarter last year.

Selected highlights for 2010 include:

•	Net income of $57.4 million approached our record high of $58.4 million in 2008.

•	Diluted earnings per share of $1.66 was the second highest in the history of the Company.

•	Asset quality indicators continued to stabilize. While nonperforming and potential problem loans are up slightly from 2009, past due loans and net charge-offs are both down from 2009.

•	Net interest margin of 4.15% in 2010 was the highest since 2003.

•	Noninterest income of $83.9 million in 2010 was an all-time high.

•	Continued strategic expansion in Queensbury and Schenectady, NY and Williston, VT during 2010.

NBT President and CEO Martin Dietrich said, “I am pleased to report that NBT achieved near record results in 2010, including the second highest net income and earnings per share levels in the history of the Company. While the economy and the financial services industry continued to face challenges in 2010, our team remained focused on aggressively managing our conservative banking strategy, as well as continued strategic investment and new market expansion to support future growth. Ultimately, our success flows directly from the quality of our team members and their commitment to serving the needs of our customers.”

Loan and Lease Quality and Provision for Loan and Lease Losses

Past due loans as a percentage of total loans has improved to 0.86% at December 31, 2010, as compared with 0.89% at December 31, 2009.   Nonperforming loans increased slightly to $44.8 million or 1.24% of total loans and leases at December 31, 2010 compared with $41.3 million or 1.13% at December 31, 2009, primarily due to one large commercial credit of approximately $2.7 million.

Net charge-offs for the year ended December 31, 2010 were $25.1 million compared to $25.4 million for the year ended December 31, 2009.  Net charge-offs to average loans and leases for the year ended December 31, 2010 was 0.69%, a slight improvement from 0.70% for the year ended December 31, 2009.  Net charge-offs for the three months ended December 31, 2010 were $7.3 million compared to $6.7 million for the same period in 2009.  The annualized net charge-off ratio for the three months ended December 31, 2010 was 0.81% compared to 0.74% for the three months ended December 31, 2009.  The primary driver for this increase was the charge-off of one large commercial credit of approximately $1.2 million which was previously fully provided for in the quarter ending September 30, 2010.

The allowance for loan and lease losses totaled $71.2 million at December 31, 2010 as compared with $66.6 million at December 31, 2009.  The allowance for loan and lease losses as a percentage of loans and leases was 1.97% at December 31, 2010 as compared to 1.83% at December 31, 2009.  The increase in the allowance for loan and lease losses is primarily due to an increase in the general allocation of the allowance for loan and lease losses relative to certain portfolios, including commercial, residential and home equity loans.

The Company recorded a provision for loan and lease losses of $29.8 million during the year ended December 31, 2010, as compared with $33.4 million during the year ended December 31, 2009.  The Company recorded a provision for loan and lease losses of $6.7 million during the fourth quarter of 2010 compared with $8.6 million during the fourth quarter of 2009.  The decrease in total provision is due to ongoing modeling of the required levels of reserves which considers historical charge-offs, loan growth and economic trends.

Net Interest Income

Net interest income was up 3.1% to $202.5 million for the year ended December 31, 2010 compared with $196.5 million for the year ended December 31, 2009.  The Company’s FTE net interest margin was 4.15% for the year ended December 31, 2010, as compared with 4.04% for the year ended December 31, 2009.  The Company has chosen to maintain its excess liquidity position in 2010 as a result of the unfavorable interest rate environment.  As a result of this excess liquidity, our Federal Funds sold position had a net negative impact of approximately 5 bp on our net interest margin for the year ended December 31, 2010 as compared to the year ended December 31, 2009.

The yield on interest earning assets decreased 37 bp for the year ended December 31, 2010 as compared with the year ended December 31, 2009, primarily due to decreases in the yields on securities available for sale and loans and leases.  The yield on securities available for sale was 3.56% for the year ended December 31, 2010, as compared with 4.47% for the year ended December 31, 2009, while the yield on loans and leases was 5.90% for the year ended December 31, 2010, as compared with 6.07% for the year ended December 31, 2009.  The rate on interest bearing liabilities declined 53 bp for the year ended December 31, 2010 as compared with the year ended December 31, 2009, primarily due to decreases in the rate on interest bearing deposits.  The rate on time deposits was 2.06% for the year ended December 31, 2010, as compared with 2.64% for the year ended December 31, 2009.  The rate on money market deposit accounts was 0.57% for the year ended December 31, 2010, as compared with 1.20% for the year ended December 31, 2009.

Net interest income was down slightly to $50.5 million for the three months ended December 31, 2010 compared with $51.6 million for the three months ended December 31, 2009.  The Company’s FTE net interest margin was 4.09% for the three months ended December 31, 2010, as compared with 4.15% for the three months ended December 31, 2009.  As a result of the Company’s excess liquidity, our Federal Funds sold position had a net negative impact of approximately 2 bp on our net interest margin for the three months ended December 31, 2010 as compared to the three months ended December 31, 2009.

The yield on interest earning assets decreased 40 bp for the three months ended December 31, 2010 as compared with the three months ended December 31, 2009, primarily due to decreases in the yields on securities available for sale and loans and leases.  The yield on securities available for sale was 3.05% for the three months ended December 31, 2010, as compared with 4.07% for the three months ended December 31, 2009, while the yield on loans and leases was 5.85% for the three months ended December 31, 2010, as compared with 6.07% for the three months ended December 31, 2009.  The rate on interest bearing liabilities declined 38 bp for the three months ended December 31, 2010 as compared with the three months ended December 31, 2009, primarily due to decreases in the rate on interest bearing deposits.  The rate on time deposits was 1.94% for the three months ended December 31, 2010, as compared with 2.23% for the three months ended December 31, 2009.  The rate on money market deposit accounts was 0.44% for the three months ended December 31, 2010, as compared with 0.88% for the three months ended December 31, 2009.

Noninterest Income

Noninterest income for the year ended December 31, 2010 was $83.9 million, up $3.8 million or 4.7% from $80.1 million for the year ended December 31, 2009.  The increase in noninterest income was due primarily to an increase in net securities gains of approximately $3.1 million for the year ended December 31, 2010 as compared to the year ended December 31, 2009 due primarily to the sale of two equity positions and certain collateralized mortgage obligations (“CMO’s”) during 2010.  In addition, the Company experienced an increase in retirement plan administration fees of approximately $1.3 million for the year ended December 31, 2010 as compared with the year ended December 31, 2009 as a result of organic growth and increased asset values from improved market conditions.  Insurance and other financial services revenue increased approximately $1.1 million for the year ended December 31, 2010 as compared to the year ended December 31, 2009, due primarily to new business and expansion into new markets within our footprint.  Trust revenue increased approximately $1.0 million for the year ended December 31, 2010 as compared to the year ended December 31, 2009 due primarily to an increase in fair market value of trust assets under administration.  These increases were partially offset by a decrease in service charges on deposit accounts of approximately $3.1 million as a result of a decrease in overdraft activity due to changes in consumer behavior caused by economic conditions as well as the effects of implementing new regulations regarding overdraft fees.

Noninterest income for the three months ended December 31, 2010 was $22.2 million, up $2.4 million or 12.0% from $19.8 million for the same period in 2009.  Net securities gains increased approximately $2.1 million for the three months ended December 31, 2010 as compared to the same period in 2009.  This increase was due primarily to the sale of one equity position and certain CMO’s in the three months ending December 31, 2010.  Slight increases in ATM and debit card fees and insurance and other financial services revenue also contributed to the increase in noninterest income.  These increases were offset by a decrease in service charges on deposit accounts of approximately $1.2 million, or 16.9%, for the three months ended December 31, 2010 as compared with the same period in 2009.  The decrease in service charges was the result of the aforementioned decrease in overdraft activity due to changes in consumer behavior caused by economic conditions as well as the effects of implementing new regulations regarding overdraft fees.

Noninterest Expense and Income Tax Expense

Noninterest expense for the year ended December 31, 2010 was $178.3 million, up from $170.6 million, or 4.5%, for the year ended December 31, 2009.  Salaries and employee benefits increased $8.2 million, or 9.5%, for the year ended December 31, 2010 compared with the year ended December 31, 2009.  This increase was due primarily to increases in full-time-equivalent employees (primarily driven by market expansions), merit increases, employee benefits, and incentive compensation.  In addition, the Company incurred debt prepayment penalties totaling $4.5 million to pay off long-term debt during the year ended December 31, 2010, as compared with prepayment penalties totaling $0.8 million for the year ended December 31, 2009.  The debt prepayments in 2010 benefited interest expense by approximately $1.0 million in 2010, with future benefits expected in 2011 and 2012.  These increases were partially offset by a decrease in FDIC expenses of approximately $2.3 million for the year ended December 31, 2010, as compared with the year ended December 31, 2009.  This decrease resulted from the special assessment levied by the FDIC in the second quarter of 2009.  In addition, professional fees and outside services decreased by $1.5 million, or 14.0%, for the year ended December 31, 2010 as compared with the year ended December 31, 2009.  This decrease was due primarily to nonrecurring legal fees incurred during 2009 related to de novo branch activity as well as non-recurring systems consulting services incurred in 2009.  Income tax expense for the year ended December 31, 2010 was $20.9 million, up slightly from $20.6 million for the year ended December 31, 2009.  The effective tax rate was 26.7% for the year ended December 31, 2010, as compared to 28.4% for the year ended December 31, 2009.  This decrease in the effective tax rate is primarily the result of an amendment to New York State tax law to conform to the bad debt treatment afforded under Federal law, which resulted in a reduction to tax expense of $0.6 million, as well as a favorable New York State audit settlement, which resulted in a reduction to tax expense of $0.6 million for the year ended December 31, 2010.

Noninterest expense for the three months ended December 31, 2010 was $47.3 million, up from $45.3 million, or 4.3%, for the same period in 2009.  The Company incurred debt prepayment penalties totaling $3.3 million to pay off long-term debt during the fourth quarter of 2010, as compared to prepayment penalties totaling $0.8 million for the same period in 2009.  Salaries and employee benefits, occupancy, and loan collection expenses were up slightly for the three months ended December 31, 2010 as compared to the same period in 2009.  These increases were partially offset by a decrease in other operating expenses of approximately $1.0 million for the three month period ended December 31, 2010, as compared with the three months ended December 31, 2009.  This decrease resulted primarily from a termination fee associated with the early termination of a vendor contract in the fourth quarter of 2009.  Income tax expense for the three month period ended December 31, 2010 was $4.4 million, up from $3.7 million for the same period in 2009.  The effective tax rate was 23.2% for the three months ended December 31, 2010, as compared to 21.3% for the same period in 2009.

Balance Sheet

Total assets were $5.3 billion at December 31, 2010, down $125.2 million or 2.3% from December 31, 2009.  Loans and leases were $3.6 billion at December 31, 2010, down $35.4 million from December 31, 2009.  Total deposits were $4.1 billion at December 31, 2010, up $41.3 million from December 31, 2009.  Stockholders’ equity was $533.6 million, representing a total equity-to-total assets ratio of 9.99% at December 31, 2010, compared with $505.1 million or a total equity-to-total assets ratio of 9.24% at December 31, 2009.

Stock Repurchase Program

Under previously disclosed stock repurchase plans, the Company purchased 23,810 shares of its common stock during the year ended December 31, 2010, for a total of $0.5 million at an average price of $20.03 per share.  At December 31, 2010, there were 976,190 shares available for repurchase under this previously announced stock repurchase plan.  This plan was authorized on October 26, 2009 in the amount of 1,000,000 shares and expires on December 31, 2011.

Dividend Declared

The NBT Board of Directors declared a 2011 first-quarter cash dividend of $0.20 per share at a meeting held today. The dividend will be paid on March 15, 2011 to shareholders of record as of March 1, 2011.

Corporate Overview

NBT Bancorp Inc. is a financial holding company headquartered in Norwich, NY, with total assets of $5.3 billion at December 31, 2010. The company primarily operates through NBT Bank, N.A., a full-service community bank with two divisions, and through two financial services companies. NBT Bank, N.A. has 124 locations, including 85 NBT Bank offices in upstate New York, two NBT Bank offices in northwestern Vermont and 37 Pennstar Bank offices in northeastern Pennsylvania. EPIC Advisors, Inc., based in Rochester, NY, is a full-service 401(k) plan recordkeeping firm. Mang Insurance Agency, LLC, based in Norwich, NY, is a full-service insurance agency. More information about NBT and its divisions can be found on the Internet at: www.nbtbancorp.com, www.nbtbank.com, www.pennstarbank.com, www.epic1st.com and www.manginsurance.com.

Forward-Looking Statements

This news release contains forward-looking statements. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of the management of NBT Bancorp and its subsidiaries and on the information available to management at the time that these statements were made. There are a number of factors, many of which are beyond NBT’s control, that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) competitive pressures among depository and other financial institutions may increase significantly; (2) revenues may be lower than expected; (3) changes in the interest rate environment may reduce interest margins; (4) general economic conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduced demand for credit; (5) legislative or regulatory changes, including changes in accounting standards and tax laws, may adversely affect the businesses in which NBT is engaged; (6) competitors may have greater financial resources and develop products that enable such competitors to compete more successfully than NBT; and (7) adverse changes may occur in the securities markets or with respect to inflation. Forward-looking statements speak only as of the date they are made. Except as required by law, NBT does not undertake to update forward-looking statements to reflect subsequent circumstances or events.

NBT Bancorp Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS
(unaudited)

	2010	2009	Net Change		Percent Change
	(dollars in thousands, except per share data)

Three Months Ended December 31,
Net Income	$14,434	$13,801	$633		5%
Diluted Earnings Per Share	$0.42	$0.40	$0.02		5%
Weighted Average Diluted
Common Shares Outstanding	34,590,063	34,348,189	241,874		1%
Return on Average Assets (1)	1.05%	1.00%	5	bp	5%
Return on Average Equity (1)	10.68%	10.92%	-24	bp	-2%
Net Interest Margin (2)	4.09%	4.15%	-6	bp	-1%

Year Ended December 31,
Net Income	$57,404	$52,011	$5,393		10%
Diluted Earnings Per Share	$1.66	$1.53	$0.13		8%
Weighted Average Diluted
Common Shares Outstanding	34,508,959	33,902,517	606,442		2%
Return on Average Assets	1.05%	0.96%	9	bp	9%
Return on Average Equity	10.92%	10.90%	2	bp	0%
Net Interest Margin (2)	4.15%	4.04%	11	bp	3%

Asset Quality	December 31,	December 31,
	2010	2009
Nonaccrual Loans	$42,467	$38,746
90 Days Past Due and Still Accruing	$2,325	$2,526
Total Nonperforming Loans	$44,792	$41,272
Other Real Estate Owned	$901	$2,358
Total Nonperforming Assets	$45,693	$43,630
Past Due Loans	$31,004	$32,349
Potential Problem Loans	$82,247	$79,072
Allowance for Loan and Lease Losses	$71,234	$66,550
Year-to-Date (YTD) Net Charge-Offs	$25,125	$25,406
Allowance for Loan and Lease Losses to Total Loans and Leases	1.97%	1.83%
Total Nonperforming Loans to Total Loans and Leases	1.24%	1.13%
Total Nonperforming Assets to Total Assets	0.86%	0.80%
Past Due Loans to Total Loans and Leases	0.86%	0.89%
Allowance for Loan and Lease Losses to Total Nonperforming Loans	159.03%	161.25%
Net Charge-Offs to YTD Average Loans and Leases	0.69%	0.70%

Capital
Equity to Assets	9.99%	9.24%
Book Value Per Share	$15.51	$14.69
Tangible Book Value Per Share	$11.67	$10.75
Tier 1 Leverage Ratio	9.16%	8.35%
Tier 1 Capital Ratio	12.44%	11.34%
Total Risk-Based Capital Ratio	13.70%	12.59%

Quarterly Common Stock Price	2010		2009
Quarter End	High	Low	High	Low
March 31	$23.99	$19.15	$28.37	$15.42
June 30	$25.96	$20.33	$25.22	$20.49
September 30	$23.06	$19.27	$24.16	$20.57
December 31	$24.96	$21.41	$23.59	$19.43

(1)  Annualized
(2)  Calculated on a FTE basis

NBT Bancorp Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS
(unaudited)

	December 31,	December 31,	Net	Percent
	2010	2009	Change	Change
	(dollars in thousands, except per share data)
Balance Sheet
Loans and Leases	$3,610,006	$3,645,398	$(35,392)	-1%
Earning Assets	$4,914,972	$5,009,251	$(94,279)	-2%
Total Assets	$5,338,856	$5,464,026	$(125,170)	-2%
Deposits	$4,134,352	$4,093,046	$41,306	1%
Stockholders’ Equity	$533,572	$505,123	$28,449	6%

	2010	2009
Average Balances	(dollars in thousands, except per share data)
Three Months Ended December 31,
Loans and Leases	$3,603,867	$3,628,244	$(24,377)
Securities Available For Sale
(excluding unrealized gains or losses)	$1,097,887	$1,124,877	$(26,990)
Securities Held To Maturity	$100,204	$165,108	$(64,904)
Trading Securities	$2,703	$2,312	$391
Regulatory Equity Investment	$28,911	$37,091	$(8,180)
Short-Term Interest Bearing Accounts	$187,099	$122,104	$64,995
Total Earning Assets	$5,017,968	$5,077,424	$(59,456)
Total Assets	$5,449,848	$5,499,273	$(49,425)
Interest Bearing Deposits	$3,334,559	$3,352,879	$(18,320)
Non-Interest Bearing Deposits	$854,361	$748,451	$105,910
Short-Term Borrowings	$164,311	$159,050	$5,261
Long-Term Borrowings	$482,279	$654,592	$(172,313)
Total Interest Bearing Liabilities	$3,981,149	$4,166,521	$(185,372)
Stockholders’ Equity	$536,197	$501,225	$34,972

Average Balances
Year Ended December 31,
Loans and Leases	$3,629,047	$3,641,852	$(12,805)
Securities Available For Sale
(excluding unrealized gains or losses)	$1,088,376	$1,095,609	$(7,233)
Securities Held To Maturity	$128,727	$151,078	$(22,351)
Trading Securities	$2,563	$1,929	$634
Regulatory Equity Investment	$31,850	$37,878	$(6,028)
Short-Term Interest Bearing Accounts	$137,818	$88,012	$49,806
Total Earning Assets	$5,015,818	$5,014,429	$1,389
Total Assets	$5,454,334	$5,429,009	$25,325
Interest Bearing Deposits	$3,340,873	$3,340,735	$138
Non-Interest Bearing Deposits	$805,594	$718,580	$87,014
Short-Term Borrowings	$158,280	$140,066	$18,214
Long-Term Borrowings	$544,931	$676,461	$(131,530)
Total Interest Bearing Liabilities	$4,044,084	$4,157,262	$(113,178)
Stockholders’ Equity	$525,474	$477,299	$48,175

NBT Bancorp Inc. and Subsidiaries	December 31,	December 31,
Consolidated Balance Sheets (unaudited)	2010	2009
(in thousands)

ASSETS
Cash and due from banks	$99,673	$107,980
Short term interest bearing accounts	69,119	79,181
Securities available for sale, at fair value	1,129,368	1,116,758
Securities held to maturity (fair value of $98,759 and $161,851 at December 31, 2010 and December 31, 2009, respectively)	97,310	159,946
Trading securities	2,808	2,410
Federal Reserve and Federal Home Loan Bank stock	27,246	35,979
Loans and leases	3,610,006	3,645,398
Less allowance for loan and lease losses	71,234	66,550
Net loans and leases	3,538,772	3,578,848
Premises and equipment, net	67,404	66,221
Goodwill	114,841	114,938
Intangible assets, net	17,543	20,590
Bank owned life insurance	75,301	74,751
Other assets	99,471	106,424
TOTAL ASSETS	$5,338,856	$5,464,026

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Demand (noninterest bearing)	$911,741	$789,989
Savings, NOW, and money market	2,291,833	2,269,779
Time	930,778	1,033,278
Total deposits	4,134,352	4,093,046
Short-term borrowings	159,434	155,977
Long-term debt	369,874	554,698
Trust preferred debentures	75,422	75,422
Other liabilities	66,202	79,760
Total liabilities	4,805,284	4,958,903

Total stockholders' equity	533,572	505,123

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$5,338,856	$5,464,026

	Three months ended		Year ended
NBT Bancorp Inc. and Subsidiaries	December 31,		December 31,
Consolidated Statements of Income (unaudited)	2010	2009	2010	2009
(in thousands, except per share data)
Interest, fee and dividend income:
Loans and leases	$52,933	$55,361	$213,429	$220,324
Securities available for sale	7,944	10,810	36,167	45,972
Securities held to maturity	845	1,212	3,968	4,894
Other	627	621	2,174	2,203
Total interest, fee and dividend income	62,349	68,004	255,738	273,393
Interest expense:
Deposits	6,727	9,532	30,354	48,496
Short-term borrowings	64	139	402	552
Long-term debt	4,025	5,673	18,314	23,629
Trust preferred debentures	1,034	1,036	4,140	4,247
Total interest expense	11,850	16,380	53,210	76,924
Net interest income	50,499	51,624	202,528	196,469
Provision for loan and lease losses	6,687	8,641	29,809	33,392
Net interest income after provision for loan and lease losses	43,812	42,983	172,719	163,077
Noninterest income:
Trust	2,261	1,881	7,722	6,719
Service charges on deposit accounts	5,657	6,808	24,041	27,165
ATM and debit card fees	2,546	2,346	10,035	9,339
Insurance and other financial services revenue	4,327	3,799	18,867	17,725
Net securities gains (losses)	2,063	(2)	3,274	144
Bank owned life insurance income	872	910	3,316	3,135
Retirement plan administration fees	2,759	2,739	10,356	9,086
Other	1,751	1,365	6,277	6,818
Total noninterest income	22,236	19,846	83,888	80,131
Noninterest expense:
Salaries and employee benefits	23,200	22,919	93,718	85,565
Office supplies and postage	1,564	1,472	6,102	5,857
Occupancy	3,823	3,608	15,350	14,864
Equipment	2,123	2,115	8,317	8,139
Professional fees and outside services	2,489	2,688	9,032	10,508
Data processing and communications	2,893	3,314	12,347	13,238
Amortization of intangible assets	744	781	3,072	3,246
Loan collection and other real estate owned	761	589	3,036	2,766
Advertising	1,266	936	3,487	3,455
FDIC expenses	1,347	1,312	6,081	8,408
Prepayment penalty on long-term debt	3,321	810	4,526	810
Other operating	3,719	4,746	13,223	13,710
Total noninterest expense	47,250	45,290	178,291	170,566
Income before income taxes	18,798	17,539	78,316	72,642
Income taxes	4,364	3,738	20,912	20,631
Net income	$14,434	$13,801	$57,404	$52,011
Earnings Per Share:
Basic	$0.42	$0.40	$1.67	$1.54
Diluted	$0.42	$0.40	$1.66	$1.53

NBT Bancorp Inc. and Subsidiaries Quarterly Consolidated Statements of Income (unaudited)	4Q 2010	3Q 2010	2Q 2010	1Q 2010	4Q 2009
(in thousands, except per share data)
Interest, fee and dividend income:
Loans and leases	$52,933	$53,301	$53,503	$53,692	$55,361
Securities available for sale	7,944	8,621	9,556	10,046	10,810
Securities held to maturity	845	908	1,078	1,137	1,212
Other	627	482	469	596	621
Total interest, fee and dividend income	62,349	63,312	64,606	65,471	68,004
Interest expense:
Deposits	6,727	7,174	7,999	8,454	9,532
Short-term borrowings	64	91	123	124	139
Long-term debt	4,025	4,374	4,850	5,065	5,673
Trust preferred debentures	1,034	1,046	1,033	1,027	1,036
Total interest expense	11,850	12,685	14,005	14,670	16,380
Net interest income	50,499	50,627	50,601	50,801	51,624
Provision for loan and lease losses	6,687	7,529	6,350	9,243	8,641
Net interest income after provision for loan and lease losses	43,812	43,098	44,251	41,558	42,983
Noninterest income:
Trust	2,261	1,786	1,909	1,766	1,881
Service charges on deposit accounts	5,657	5,953	6,301	6,130	6,808
ATM and debit card fees	2,546	2,660	2,462	2,367	2,346
Insurance and other financial services revenue	4,327	4,595	4,700	5,245	3,799
Net securities gains/(losses)	2,063	1,120	63	28	(2)
Bank owned life insurance income	872	655	808	981	910
Retirement plan administration fees	2,759	2,612	2,595	2,390	2,739
Other	1,751	1,610	1,482	1,434	1,365
Total noninterest income	22,236	20,991	20,320	20,341	19,846
Noninterest expense:
Salaries and employee benefits	23,200	24,090	24,224	22,204	22,919
Office supplies and postage	1,564	1,542	1,454	1,542	1,472
Occupancy	3,823	3,709	3,666	4,152	3,608
Equipment	2,123	2,053	2,041	2,100	2,115
Professional fees and outside services	2,489	2,068	2,191	2,284	2,688
Data processing and communications	2,893	2,971	3,265	3,218	3,314
Amortization of intangible assets	744	767	780	781	781
Loan collection and other real estate owned	761	548	668	1,059	589
Advertising	1,266	730	825	667	936
FDIC expenses	1,347	1,621	1,560	1,553	1,312
Prepayment penalty on long-term debt	3,321	1,205	-	-	810
Other operating	3,719	3,380	3,523	2,600	4,746
Total noninterest expense	47,250	44,684	44,197	42,160	45,290
Income before income taxes	18,798	19,405	20,374	19,739	17,539
Income taxes	4,364	4,835	5,950	5,763	3,738
Net income	$14,434	$14,570	$14,424	$13,976	$13,801
Earnings per share:
Basic	$0.42	$0.42	$0.42	$0.41	$0.40
Diluted	$0.42	$0.42	$0.42	$0.41	$0.40

Three Months ended December 31,
		2010			2009
	Average		Yield/	Average		Yield/
(dollars in thousands)	Balance	Interest	Rates	Balance	Interest	Rates
ASSETS
Short-term interest bearing accounts	$187,099	$135	0.29%	$122,104	$87	0.28%
Securities available for sale (1)(excluding unrealized gains or losses)	1,097,887	8,433	3.05%	1,124,877	11,552	4.07%
Securities held to maturity (1)	100,204	1,402	5.55%	165,108	1,832	4.40%
Investment in FRB and FHLB Banks	28,911	492	6.75%	37,091	533	5.70%
Loans and leases (2)	3,603,867	53,160	5.85%	3,628,244	55,551	6.07%
Total interest earning assets	$5,017,968	$63,622	5.03%	$5,077,424	$69,555	5.43%
Other assets	431,880			421,849
Total assets	$5,449,848			$5,499,273

LIABILITIES AND STOCKHOLDERS' EQUITY
Money market deposit accounts	$1,068,707	1,188	0.44%	$1,067,763	$2,359	0.88%
NOW deposit accounts	762,567	732	0.38%	688,376	831	0.48%
Savings deposits	555,622	174	0.12%	505,131	195	0.15%
Time deposits	947,663	4,633	1.94%	1,091,609	6,147	2.23%
Total interest bearing deposits	$3,334,559	$6,727	0.80%	$3,352,879	$9,532	1.13%
Short-term borrowings	164,311	64	0.16%	159,050	139	0.35%
Trust preferred debentures	75,422	1,034	5.44%	75,422	1,036	5.45%
Long-term debt	406,857	4,025	3.93%	579,170	5,673	3.89%
Total interest bearing liabilities	$3,981,149	$11,850	1.18%	$4,166,521	$16,380	1.56%
Demand deposits	854,361			748,451
Other liabilities	78,141			83,076
Stockholders' equity	536,197			501,225
Total liabilities and stockholders' equity	$5,449,848			$5,499,273
Net interest income (FTE)		51,772			53,175
Interest rate spread			3.85%			3.87%
Net interest margin			4.09%			4.15%
Taxable equivalent adjustment		1,273			1,551
Net interest income		$50,499			$51,624

(1) Securities are shown at average amortized cost
(2) For purposes of these computations, nonaccrual loans are included in the average loan balances outstanding

Year ended December 31,
		2010			2009
	Average		Yield/	Average		Yield/
(dollars in thousands)	Balance	Interest	Rates	Balance	Interest	Rates
ASSETS
Short-term interest bearing accounts	$137,818	$354	0.26%	$88,012	$238	0.27%
Securities available for sale (1)(excluding unrealized gains or losses)	1,088,376	38,759	3.56%	1,095,609	48,951	4.47%
Securities held to maturity (1)	128,727	6,104	4.74%	151,078	7,385	4.89%
Investment in FRB and FHLB Banks	31,850	1,821	5.72%	37,878	1,966	5.19%
Loans and leases (2)	3,629,047	214,258	5.90%	3,641,852	221,128	6.07%
Total interest earning assets	$5,015,818	$261,296	5.21%	$5,014,429	$279,668	5.58%
Other assets	438,516			414,580
Total assets	$5,454,334			$5,429,009

LIABILITIES AND STOCKHOLDERS' EQUITY
Money market deposit accounts	$1,092,789	6,273	0.57%	$1,013,514	$12,165	1.20%
NOW deposit accounts	709,920	2,938	0.41%	600,943	3,159	0.53%
Savings deposits	552,660	797	0.14%	499,079	826	0.17%
Time deposits	985,504	20,346	2.06%	1,227,199	32,346	2.64%
Total interest bearing deposits	$3,340,873	$30,354	0.91%	$3,340,735	$48,496	1.45%
Short-term borrowings	158,280	402	0.25%	140,066	552	0.39%
Trust preferred debentures	75,422	4,140	5.49%	75,422	4,247	5.63%
Long-term debt	469,509	18,314	3.90%	601,039	23,629	3.93%
Total interest bearing liabilities	$4,044,084	$53,210	1.32%	$4,157,262	$76,924	1.85%
Demand deposits	805,594			718,580
Other liabilities	79,182			75,868
Stockholders' equity	525,474			477,299
Total liabilities and stockholders' equity	$5,454,334			$5,429,009
Net interest income (FTE)		208,086			202,744
Interest rate spread			3.89%			3.73%
Net interest margin			4.15%			4.04%
Taxable equivalent adjustment		5,558			6,275
Net interest income		$202,528			$196,469

(1) Securities are shown at average amortized cost
(2) For purposes of these computations, nonaccrual loans are included in the average loan balances outstanding

NBT Bancorp Inc. and Subsidiaries
Loans and Leases (Unaudited)

	At December 31,
(In thousands)	2010	2009
Residential real estate mortgages	$559,213	$622,898
Commercial	605,238	581,870
Commercial real estate mortgages	805,905	718,235
Real estate construction and development	50,164	76,721
Agricultural and agricultural real estate mortgages	112,738	122,466
Consumer	870,425	856,956
Home equity	575,678	603,585
Lease financing	30,645	62,667
Total loans and leases	$3,610,006	$3,645,398